UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 5, 2014

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective May 5, 2014, Stein Mart, Inc., a Florida corporation (the “Company”), approved the promotion of Gary L. Pierce to the position of Executive Vice President and Director of Stores. Mr. Pierce joined the Company in May 2010 as Senior Vice President and Director of Stores. Prior to joining the Company, Mr. Pierce served as Senior Vice President and Director of Stores for the Central and Northern divisions of Belk, Inc. from September 2001 to May 2010. A discussion of Mr. Pierce’s compensation is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2014 and incorporated herein by reference. The Company entered into an amendment to Mr. Pierce’s Employment Agreement to reflect his promotion effective May 5, 2014 (the “Amendment”). A copy of the Amendment is attached as Exhibit 10.1 hereto.

In connection with the promotion of Mr. Pierce to Executive Vice President and Director of Stores, the Compensation Committee approved the grant of an option to acquire 25,000 shares on May 6, 2014, which option vests ratably over a five (5) year period such that 1/60th of the shares shall vest at the end of each month beginning May 2014.

On May 6, 2014, the Compensation Committee also approved grants of stock options to Messrs. Hawkins and Morrow in recognition of their promotions to President and Chief Operating Officer and President and Chief Merchandising Officer, respectively. Each of Mr. Hawkins and Mr. Morrow received a grant of options to acquire 40,000 shares, which options vest ratably over a five (5) year period such that 1/60th of the shares shall vest at the end of each month beginning May 2014.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Amendment to Gary L. Pierce Employment Agreement dated May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: May 7, 2014	By:	/s/ D. Hunt Hawkins
D. Hunt Hawkins
President and Chief Operating Officer

EXHIBIT INDEX

10.1	Amendment to Gary L. Pierce Employment Agreement dated May 5, 2014